July 28, 2016

Valero Energy Corporation

P.O. Box 696000

San Antonio, Texas 78269-6000

Attention:  Corporate Secretary

Re:  Section 16 Reporting

The undersigned hereby constitutes and appoints

Jay D. Browning, J. Stephen Gilbert, and Ethan A.

Jones, or any of them, each with power to act without

the other, as my true and lawful attorneys-in-fact and

agents, for me in my name, place and stead, to sign and

file any Form ID, Form 3, Form 4, Form 5, or related

instrument, certificate, or document (including

amendments to these forms and documents) required

to be filed by me pursuant to Section 16(a) of the

Securities Exchange Act of 1934, as amended, with

respect to the Common Stock, $.01 par value, and

any other equity securities of Valero Energy

Corporation.  This authority shall remain in full

force and effect until revoked by me in writing.

Each attorney-in-fact and agent is hereby

authorized to file or cause to be filed with the

Securities and Exchange Commission a duplicate

of this letter to serve as confirmation of

the authority of such attorney-in-fact and

agent to file such forms.

Very truly yours,

(signature) H. Paulett Eberhart